                                                                   EXHIBIT 23(A)

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of United Parcel Service of America, Inc. on Form S-8 of our report dated February 8, 1995, appearing in the Annual Report on Form 10-K of United Parcel Service of America, Inc. for the year ended December 31, 1994 and to the reference to us under the heading "Experts -- UPS" in the Prospectus, which is part of this Registration Statement.

/s/  DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Atlanta, Georgia
August 24, 1995